UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW Suite 150, Atlanta, GA	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On December 21, 2015: (i) PAC Lenox Village, LLC (the "Lenox Village Purchaser"), an indirect, wholly owned subsidiary of Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), completed the acquisition of a fee simple interest in a 273-unit multifamily community together with approximately 34,961 square feet of commercial retail and office space in Nashville, Tennessee ("Lenox Village"); (ii) PAC Lenox Regent, LLC (the "Lenox Regent Purchaser"), an indirect, wholly owned subsidiary of PAC-OP, completed the acquisition of a fee simple interest in an 18-unit multifamily community with approximately 12,631 square feet of retail and office space in Nashville, Tennessee ("Lenox Regent"); and (iii) PAC Lenox Retreat, LLC (the "Lenox Retreat Purchaser", and together with Lenox Village Purchaser and Lenox Regent Purchaser, each a "Purchaser" and, collectively, the "Purchasers"), an indirect, wholly owned subsidiary of PAC-OP, completed the acquisition of a 183-unit multifamily community in Nashville, Tennessee ("Lenox Retreat", and together with Lenox Village and Lenox Regent, the "Acquired Communities") from Lenox Village Properties, LLC, Lenox Village Lifestyle Center, LLC and Lenox Village Lifestyle Center III, LLC (collectively, the "Sellers"). The aggregate purchase price paid by the Purchasers to Sellers was approximately $77.6 million, exclusive of acquisition- and financing-related transaction costs.

Preferred Apartment Communities, Inc. (the "Company") is the general partner of, and owner of an approximate 99% interest in, PAC-OP. Outside of the acquisition of the Acquired Communities, there is no relationship between the Company, PAC-OP or the Purchasers and any of the Sellers. In connection with the acquisition of the Acquired Communities, the Company paid an acquisition fee of approximately $776,000, or 1.0% of the aggregate purchase price, to Preferred Apartment Advisors, LLC, the Company’s manager (the "Manager").

To fund the purchase price for the Acquired Communities, Lenox Retreat Purchaser utilized a new and separate first mortgage loan, secured only by Lenox Retreat, from Jones Lang LaSalle Multifamily, LLC and Lenox Village Purchaser assumed the existing, separate, first mortgage loan, secured only by Lenox Village, with U.S. Bank National Association, as Trustee for the Registered Holders of Wells Fargo Commercial Mortgage Securities, Inc., Multifamily Mortgage Pass-Through Certificates, Series 2012-K711. Jones Lang LaSalle Multifamily intends to assign the new loan to the Lenox Retreat Purchaser to Freddie Mac within 60 days of closing. The first mortgage loan to Lenox Retreat Purchaser is for approximately $18.4 million and has a maturity date of January 1, 2023, a fixed interest rate of 4.04% per annum and amortizes based on a 30-year amortization. The first mortgage loan assumed by Lenox Village Purchaser has a current principal balance of approximately $31.4 million and has a maturity date of May 1, 2019, a fixed interest rate of 3.82% per annum and amortizes based on a 30-year amortization.

Item 7.01    Regulation FD Disclosure.

The Company issued a press release on December 22, 2015, a copy of which is furnished as Exhibit 99.1 hereto.

This information, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. This information, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any of those filings.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but not later than March 8, 2016, which is the first business day that is 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but not later than March 8, 2016, which is the first business day that is 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(d)    Exhibits.

99.1	Press Release dated December 22, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: December 22, 2015	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Senior Vice President, General Counsel and Secretary